                                                                    EXHIBIT 10.7

                    ADDENDUM TO PROFESSIONAL CONSULTANT AGREEMENT

     This Addendum supplements and modifies the terms and conditions of the Professional Consultant Agreement (the "Contract") between AT&T Corp. ("AT&T") and Prosoft I-Net Solutions, Inc. ("Prosoft"), dated March 28, 1997.

     Except as specifically modified below, all terms and conditions of the Contract shall remain in full force and effect.

The following is added as Exhibit D to title Contract:

                                   Exhibit D

1. Prosoft will deliver AT&T SecureBuy Merchant Services Training ("SecureBuy Training") to AT&T's customers.

2. The minimum number of students required for a course to be offered will be two students. The maximum number of students in any given class will be twelve students.

3. Prosoft will charge $495.00 per student for SecureBuy Training. If an aggregate total (all course locations) of 25 or fewer students are enrolled in a given month, AT&T receives no compensation from Prosoft. If more than 25 students are enrolled in a given month, Prosoft will pay AT&T $100 per student for the 26th through 50th student and $150 per student for the 51st and above student.

4. Any compensation due AT&T from Prosoft shall be made by the 10th day of the following month.

5. Article 4 of the Contract is amended to add William Weber as the AT&T Technical Representative for only those issues relating to delivering customer training on AT&T SecureBuy Merchant Services.

6. This Addendum shall be effective as of the last dated signature set forth below.

     IN WITNESS WHEREOF, this Addendum is executed by duly authorized representatives of the parties.

AT&T CORP.                                    PROSOFT I-NET SOLUTIONS, INC.


By: /s/ Keith Olsen                           By: /s/ Eric Richardson
   --------------------------------              -----------------------------

Name: Keith Olsen                             Name: Eric Richardson
     ------------------------------                ---------------------------

Title: Director, New Channel Devel.           Title:  COO
       ----------------------------                 --------------------------
Date:   4-7-97                                Date:   4-7-97
     ------------------------------                ---------------------------

                       PROFESSIONAL CONSULTANT CONTRACT

                                  WITNESSETH:

     That in consideration of the agreement expressed herein, AT&T CORP. ("AT&T"), having an office at 400 Interpace Parkway, Parsippany, New Jersey 07054, a corporation of the State of New York, and Prosoft I-Net Solutions, Inc. a corporation of the State of Nevada, ("Professional Consultant"), having an office at 2333 Broadway Avenue, Suite 300, Santa Ana, California 92706, do hereby agree as follows:

     ARTICLE 1 - STATEMENT OF WORK

     The Professional Consultant shall render all the services specified in Exhibit A, attached hereto and made a part of hereof, to AT&T, shall complete such services within the time allowed in this Contract, and shall meet all interim deadlines, if any specified in Exhibit A. The Services shall be performed to the satisfaction of AT&T, shall be performed in accordance with generally accepted professional standards, and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority.

     ARTICLE 2 - BILLING AND PAYMENT

     The Professional Consultant shall submit invoices for all work performed under this Contract directly to the AT&T customer trained in accordance with Exhibit A, and shall be in accordance with the pricing in Exhibit B. In no event shall AT&T be liable to pay Professional Consultant.

     ARTICLE 3 - DURATION

     This Contract applies to all work performed by the Professional Consultant which is described in Exhibit A hereto, whether performed in anticipation of or following the execution of this Contract, and shall expire two (2) years from the later date signed by either of the parties to this Agreement.

     This Contract may be terminated by AT&T upon thirty (30) days written notice.

     ARTICLE 4 - REPRESENTATIVES

     AT&T's Technical Representative is Byron Shafer and AT&T's Contract Representative is Jeff Quinn, or such other persons as may be designated in writing by AT&T from time to time. The Professional Consultant's Representative is Keith Freadhoff, or such other person as may be designated in writing by the Professional Consultant from time to time.

     ARTICLE 5 - TITLE TO MATERIAL

     All right, title and interest in and to all work and work products developed or produced under this Contract whether in the form of course development or related training specifications, drawings, sketches, models, samples, data, computer programs, documentation or other technical or business information, and all right, title and interest in patents, copyrights, trade secrets, trademarks and other intellectual property derived from such work and work products are hereby assigned by the Professional Consultant to AT&T. All work and work products shall be delivered to AT&T as required herein or on termination or completion of this Contract, whichever is earlier, unless the Professional Consultant is requested in writing to do otherwise. All such work and work products shall be considered "work made for hire" to the extent allowed by law.

     Professional Consultant shall require its employees, agents and subcontractors developing or producing work or work products under this Contract to execute and supply to AT&T (and Professional Consultant shall execute and supply to AT&T) at no extra cost, all such assignments, as AT&T deems appropriate to assure and perfect such transfer or vesting of all right, title, and interest in the work, work products and intellectual property to AT&T.

     Any materials developed under this Contract will be provided to AT&T in appropriate and current "Microsoft Office" formats:

     Notwithstanding anything contained in this Article to contrary, Professional Consultant shall retain all ownership in any materials related to training previously developed by Professional Consultant, subject to Professional Consultant's ability to document the date and creation of such materials.

     ARTICLE 6 - CONFIDENTIAL INFORMATION

     Any specifications, drawings, sketches, models, samples, data, computer programs, reports, work, work products, documentation, or other technical or business information ("Information") furnished or disclosed by AT&T or developed by the Professional Consultant hereunder is the property of and shall be deemed confidential to AT&T and shall be returned to AT&T at the conclusion of this Contract, or shall be destroyed if AT&T shall so direct in writing, Unless such Information was previously known to the Professional Consultant free of any obligation to keep it confidential, or is subsequently made public by AT&T or by a third party having a legal right to make such disclosure, it shall be held in confidence by the Professional Consultant, shall be used only for the purposed hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing. The Professional Consultant shall obligate each of its employees, agents and subcontractors to keep such Information confidential in accordance with the foregoing requirements. Such obligations shall be in writing (hereafter referred to as "Confidentiality Agreements"), which writing shall recite that such Information is the property of AT&T and is to be held in confidence, shall refer to this Contract by number, and shall be signed by each of the Professional Consultant's employees, agents and subcontractors having access to such Information.

     ARTICLE 7 - PROFESSIONAL CONSULTANT'S INFORMATION

     No specifications, drawings, sketches, models, samples, data, tools, computer or other apparatus programs, documentation, works, work products, or other tangible or intangible technical or business information, written, oral or otherwise expressed, furnished or disclosed by Professional Consultant to AT&T under this Agreement or in contemplation thereof shall be considered by Professional Consultant to be confidential or proprietary unless the subject matter so furnished or disclosed is owned by AT&T under the Article-Title to Material or the Article-Confidential Information.

     ARTICLE 8 - RELATIONSHIP

     The Professional Consultant shall exercise full control and direction over the employees of the Professional Consultant performing the work covered by this Contract. Any changes in personnel that may be reasonably requested by AT&T through its authorized representative, whether relating to the number of employees assigned to the work or the acceptability of particular employees, shall be made as soon as reasonably possible.

     Neither the Professional Consultant nor its employees or agents shall be deemed to be AT&T's employees or agents. It is understood that the Professional Consultant is an independent contractor for all purposed and at all times. The Professional Consultant is wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

     ARTICLE 9 - INDEMNIFICATION

     To the extent not prohibited by law and except when arising from the sole negligence of AT&T, the Professional Consultant shall indemnify and save AT&T harmless from the following types of claims, losses, suits, demands, or liens:

(a) Any tortuous act, omission, or statement of the Professional Consultant or any person employed by or under contract with the Professional Consultant that results in injury (including death), loss, or damage to any person or property;

(b) Any failure on the part of the Professional Consultant to comply with applicable government requirements and requirements of law, including the Occupational Safety and Health Act of 1970, that results in the imposition of fines or other penalties.

(c) Any failure on the part of the Professional Consultant to satisfy all claims for labor, equipment, materials and other obligations relating to the performance of the work hereunder; and

(d) Any act of infringement of any patent, trademark, or copyright or any unauthorized use of any trade secret or other proprietary interest, except where such infringement or unauthorized use arises solely from Professional Consultant's adherence to AT&T's written instructions which are so specific as to directly cause said infringement or unauthorized use, in which case. AT&T shall so indemnify Professional Consultant; provided however, if such instructions specify (i) commercial merchandise which is available on the open market or is the same as such merchandise or (ii) merchandise of Professional Consultant's origin, design or selection, and the adherence to such instructions results in the infringement or unauthorized use, then Professional Consultant shall indemnify AT&T for any such infringement or unauthorized use.

     Each party shall defend or settle, at its own expense, any action or suit against the other for which it is responsible hereunder and shall reimburse the other for reasonable attorneys' fees, interest, costs of suit and all other expenses incurred by the other in connection therewith. Each party shall notify the other promptly of any claim for which the other is responsible hereunder, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

     ARTICLE 10 - INSURANCE

     Prior to the commencement of any work, the Professional Consultant shall take out and maintain sufficient insurance to adequately protect the Professional Consultant and AT&T: (a) from any and all claims by employees of the Professional Consultant for personal injury (including death) whether or not such claims are under applicable workers' compensation acts; and (b) from any and all claims for injury (including death), loss, or damage to any person or property which may arise or result from any allegedly tortuous act or omission of the Professional Consultant or any person employed by or under contract with the Professional Consultant. In addition, the Professional Consultant shall take out and maintain sufficient insurance to satisfy any and all claims by AT&T for damages resulting from professional errors and omissions by the Professional Consultant or any person employed by or under contract with the Professional Consultant. The Professional Consultant shall require subcontractors, if any, to carry workers' compensation insurance and adequate liability insurance.

     The selection of the insurance carrier shall be subject to the approval of AT&T. Certificates of insurance acceptable to AT&T shall be filed with AT&T and subject to approval by it. AT&T shall not be required to make any payments under this Contract prior to receiving acceptable certificates of insurance.

     In no event shall the type, form and amount of insurance coverage be less than the following minimum amounts:

     TYPE                                         AMOUNT
     Workers' Compensation Insurance              As Required by Law
     Employer's And Occupational
      Disease Liability Insurance                 $500,000
     Comprehensive General Liability              $1,000,000
      (Including Personal Injury and
      Contractual Liability with AT&T
      as an Additional Insured)
     Automobile Liability Combined Single         $1,000,000
      Limits Covering Owned, Nonowned
      and Hired Vehicles (Including
      Bodily Injury and Property Damage
      with AT&T as an Additional Insured
     Professional Errors and Omissions            $500,000 Each Occurrence

     ARTICLE 11 - RECORDS

     Records of all of the Professional Consultant's costs in performing the services covered in this Contract, including the costs of labor, equipment, materials, and other disbursements, shall be kept on a generally accepted accounting basis and shall be available to AT&T or its authorized representative during normal business hours for a period of three years after final payment has been made by AT&T or for a period of three years after final adjustment of the payment schedule following termination as otherwise provided herein, whichever is later.

     The originals of the Confidentiality Agreements required herein shall be retained by the Professional Consultant for a period of five (5) years, or in the alternative, shall be delivered to AT&T at its request.

     ARTICLE 12 - ASSIGNMENT

     This Contract is one for personal services and may not be delegated or assigned by the Professional Consultant. Any purported delegation of duties or assignment by rights by the Professional Consultant under this Contract is void. All subcontractors shall provide that subcontractors are subject to all terms and conditions set forth in the Contract documents. All work performed by a subcontractor shall be deemed work performed by the Professional Consultant.

     ARTICLE 13 - GOVERNMENTAL REQUIREMENTS

     The Professional Consultant agrees not to discriminate against any employee or applicant for employment because of race, color, religion, sex, age, national origin or handicap, and shall during the performance of this Contract comply with all applicable Executive Orders and federal regulations as set forth in Attachment A annexed hereto.

     ARTICLE 14 - REQUIREMENTS OF LAW

     The Professional Consultant shall comply, at its own expense, with the provisions of all applicable state and municipal requirements and with all state and federal laws and regulations applicable to the work and to the Professional Consultant as a Professional Consultant, as an employer of labor or otherwise. The Professional Consultant shall further comply with all rules and regulations and licensing requirements pertaining to its professional status and that of its employees, partners, associates, subcontractors and others employed to render the services hereunder,

     ARTICLE 15 - SAFETY OF WORK

     The Professional Consultant shall be responsible for the safety of the work, In discharging that responsibility, it shall comply with the requirements of the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local act or other requirement of law affecting safety and health.

     ARTICLE 16 - PUBLICITY, ADVERTISING

     The Professional Consultant agrees not to advertise, promote or publicize matters relating to the services performed under this Contract or to mention or imply any relationship or connection with AT&T in such advertising, promotion or publicity without the prior written consent of AT&T.

     ARTICLE 17 - WRITTEN NOTICE

     Unless otherwise provided herein, whenever notice or consent is required to be given by the terms of this Contract, it shall be in writing and shall be given to and by the Contract Representatives designated under this Contract.

     ARTICLE 18 - RIGHT TO ENTRY

     Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Contract subject to all applicable plant rules and regulations, company security regulations and procedures, and governmental security laws and regulations.

     ARTICLE 19 - WAIVER

     The failure of either party at any time to enforce any right or remedy available to it under this Contract with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

     ARTICLE 20 - SEVERABILITY

     In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision of this Contract, but this Contract shall then be construed as if such unenforceable provision or provisions had never been contained herein.

     ARTICLE 21 - SURVIVAL OF OBLIGATION

     The obligations of the parties under this Contract that by their nature continue beyond the expiration of this Contract shall survive any termination or cancellation of this Contract.

     ARTICLE 22 - CHOICE OF LAW

     The construction, interpretation and performance of this Contract shall be governed by the local laws of the State of New York.

     ARTICLE 23 - CAPTIONS

     The captions in this Contract are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

     ARTICLE 24 - ENTIRE AGREEMENT

     This Contract constitutes the entire agreement between the Professional Consultant and AT&T relating to the subject matter hereof and shall not be changed in any manner except by a writing executed by both parties. Other than as expressly provided herein, both the Professional Consultant and AT&T agree that no prior or contemporaneous oral representations form a part of their agreement.

     IN WITNESS WHEREOF, the Professional Consultant and AT&T have executed this Contract in duplicate on the day and year below written.


     AT&T CORP.                               PROSOFT I-NET SOLUTIONS, INC.


By: /s/ Keith Olsen                           By: /s/ Keith D. Freadhoff
   --------------------------------              -----------------------------

Name: Keith Olsen                             Name: Keith D. Freadhoff
     ------------------------------                ---------------------------

Title: Director, New Channel Devel.           Title:  Chairman/CEO
       ----------------------------                 --------------------------
Date:   3-31-97                               Date:   3-29-97
     ------------------------------                ---------------------------

                                      Exhibit A

--------------------------------------------------------------------------------

1. Prosoft will deliver training on the following AT&T Web Site Services, and the corresponding application tools:
       EW3 with Microsoft FrontPage
       EW3 with NetObjects Fusion

2. Each AT&T Product Management Technical Representative will reach agreement with Prosoft relative to course frequency and training location on a quarterly basis, with a minimum delivery of one class offered per location per quarter.

3. AT&T will establish and furnish the necessary number of training test accounts for each of the services.

4. The minimum number of students enrolled for a course to be offered will be four students. The maximum number of students in any given class will be twelve students. Prosoft, at their discretion, can deliver training on AT&T services with enrollments of less than four students.

5. Prosoft will provide a teaching coach for any course with ten or more students enrolled. The teaching coach will be responsible for being fully versed in the software tool being provided in connection with the service, the underpinning AT&T service, and their activities will be under direction of the lead instructor in support of course delivery. Prosoft will meet the volume requirements to provide training to AT&T's clients within two weeks of a client or AT&T request for the course.

6. Prosoft will be responsible for providing student course material which meets the AT&T's specification.

7. Prosoft will be responsible for providing access to AT&T's Web Site Services protected staging platforms utilizing AT&T's Managed Internet Services facilities. AT&T will provide Prosoft, while necessary, the Digital Internet Tunneling software and service which will provide access via WorldNet MIS services to the AT&T Web Site Services staging platform for purposes of Prosoft to conduct customer training.

8. Prosoft will provide and maintain an area in each of their training facilities for the merchandising of AT&T products and services. All collateral materials for these displays will be provided by AT&T.

9. AT&T reserves the right to inspect and reject any Prosoft training facility that does not meet AT&T's minimum level of training facility standards.

10. Prosoft will be responsible for all course registration and student billing. Prosoft will provide telephone registration and course information support to the AT&T customer through the use of a toll free number terminating at Prosoft's facility. All calls received at this number will be handled as AT&T customer calls.

11. Charges to the AT&T customer for the delivered training will be determined by AT&T, based upon a negotiated rate.

12. Prosoft will provide a plan for the optional delivery of courses at the customer's location.

13. All Prosoft satisfaction guaranties and follow on training support options published in either Prosoft's Course Catalog or on their Web site will be provided and extended to AT&T customers attending Prosoft delivered courses.

14. Prosoft agrees to deliver only the approved curriculum for AT&T's customer training.

15.  All AT&T customer data is considered proprietary.

16. Prosoft will maintain a minimum average student course evaluation score of four.

17. Prosoft will provide AT&T access to student course evaluations within seventy-two hours of course completion.

18. Prosoft will provide accurate student enrollment and attendance verification to AT&T within seventy-two hours of course completion.

19. Prosoft will present a certificate of completion to each student at the conclusion of the course.

20. Prosoft will commit to establishing sixty-five training centers by July 31st, 1997, and eighty-five training centers by January 1st, 1998.

                                   Exhibit B

--------------------------------------------------------------------------------

The cost to AT&T or an AT&T customer, for delivered courses will be at least 10% below Prosoft's standard list price for a similar course, (by way of example only, Internet/Intranet Publishing Using Microsoft FrontPage 97, Code 2IP-FP), or $337.50 per course day, which ever is lower.

                                   Exhibit C

--------------------------------------------------------------------------------

WorldNet MIS Boilerplate Agreement

Contingencies:

1) Prosoft will purchase AT&T WorldNet Managed Internet Services exclusively for providing access to the Internet at all of their training facilities in accordance with AT&T's standard terms and conditions.
    a) Service contracts signed and implementation schedules developed and agreed upon within 45 days of the execution of this contract.
    b) All service agreements will be for a minimum of two year terms.
    c) Prosoft will commit to establishing sixty-five training centers by July 31st, 1997, and eighty-five training centers by January 1st, 1998.

2) AT&T will provide Prosoft, while necessary, the Digital Internet Tunneling software and service which will provide access via WorldNet MIS services to the AT&T Web Site Services staging platform for purposes of Prosoft to conduct customer training.